                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                                  SCHEDULE 14C

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

                           Check the appropriate box:

[X]  Preliminary information statement    [ ] Confidential, for use of
                                              Commission Only (as
                                              permitted by Rule 14c-5(d)(2))

                      [ ] Definitive information statement

                                  VISIJET, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

               Payment of filing fee (Check the appropriate box):

                              [X] No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                  VISIJET, INC.
                          192 TECHNOLOGY DRIVE, SUITE Q
                            IRVINE, CALIFORNIA 92618

                          ----------------------------
                              INFORMATION STATEMENT
                          ----------------------------

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

         This Information Statement is being mailed or otherwise furnished to stockholders of VisiJet, Inc., a Delaware corporation ("VisiJet" or the "Company"), in connection with the approval, by written consent of the holders of a majority of the Company's Common Stock, of (i) an amendment to the Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 100,000,000 shares, and (ii) VisiJet's 2003 Stock Option Plan.

         This Information Statement is being first sent to stockholders on or about December , 2004.

VOTE REQUIRED

         The vote which was required to approve each matter was the affirmative vote of the holders of a majority of the Company's Common Stock.

         The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, was the close of business on August 31, 2004. As of the record date, the Company had 27,879,663 shares of Common Stock outstanding. Holders of the shares have no preemptive rights. Shareholders beneficially owning 13,971,264 shares as of the record date executed written consents approving the two matters.

THE ACTIONS

         INCREASE IN AUTHORIZED SHARES. On July 15, 2004, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to increase the number of Common Stock which the Company is authorized to issue from fifty million (50,000,000) shares to one hundred million (100,000,000) shares. At present, the Certificate of Incorporation provides that the total number of shares the Company has authority to issue is fifty million (50,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock. The authorized Preferred Stock is unaffected by the proposed amendment.

         Following approval by the Board of Directors, the proposal was approved by the written consents of holders of a majority of the Company's outstanding common stock.

         The change will be accomplished by amending the second sentence of
ARTICLE IV of the Company's Certificate of Incorporation to read as follows:

                  The total number of shares of Common Stock this Corporation is authorized to issue is 100,000,000, and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000, and each such share shall have a par value of $.001.

         The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, anticipated to be approximately twenty-one days after this Information Statement has been distributed to the Company's stockholders.

         The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its stockholders in order allow it to honor existing equity financing commitments, to provide for conversion of outstanding convertible securities into Common Stock or issuance of shares of Common Stock upon exercise of outstanding options and warrants, and to attract and obtain additional sources of capital in the future pursuant to additional equity financing transactions.

         APPROVAL OF STOCK OPTION PLAN. On November 10, 2003 the Board of Directors of VisiJet approved the VisiJet 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, as well as the grant of non-qualified options to selected directors, advisory board members and consultants. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         As of November 30, 2004, options to purchase a total of 2,460,000 shares of the Company's common stock were outstanding. The following table summarizes information about stock options outstanding at November 30, 2004:

                                          Weighted
                                           Average
    Exercise             Number            Life in            Number
      Price           Outstanding          Years            Exercisable
   ----------        -------------     -------------       ------------
      $1.10             1,090,000            9.06             610,006
      $0.40             1,370,000            9.98             220,000
                        ---------                             -------
                        2,460,000                             830,006

ACTION BY WRITTEN CONSENT

         Under Section 228 of the Delaware General Corporation Law, any action which may be taken at any meeting of the stockholders may also be taken without a meeting and without prior notice and without a vote, so long as a consent is signed by the holders of the number of outstanding shares that would be necessary to authorize such action at a shareholders' meeting at which all shares entitled to vote were present and voted (here, a majority of the outstanding shares of Common Stock of the Company).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of November 30, 2004, by (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock of the Company; (ii) each of the Company's directors; and (iii) all directors of the Company as a group.


Name And Address                  Number Of Shares           Percentage Of
Of Beneficial Owner               Beneficially Owned (1)(2)  Outstanding Shares (2)
-------------------               -------------------------  ----------------------
Lance Doherty                           4,585,758(3)                15.55%
9342 Jeronimo Road
Irvine, CA 92618

Financial Entrepreneurs, Inc. (4)       3,383,001(3)                11.68%
300 South 4th Street
Las Vegas, Nevada 89101

David E. Eisenberg Trust (5)            2,950,000(3)                 9.70%
520 Madison, 38th Floor
New York, NY 10022

Taika Investments, Inc. (6)             2,200,000                    7.67%
Calle Los Mangos C/Alameda
Edificio Los Mangos PB
OFC 1 y 2
La Campina
Caracas 1030,Venezuela

Lewis Family Interest, LP (7)           1,950,000(3)                 6.63%
520 Madison, 38th Floor
New York, NY 10022

Randal A. Bailey **                       510,357(3)                 1.77%
192 Technology, Suite Q
Irvine, CA 92618

Richard H. Keates, M.D.**                 425,000(3)                 1.47%
20 Sutton Place South
New York, NY 10022

Laurence Schreiber**                      243,478(3)                     *
192 Technology, Suite Q
Irvine, CA 92618

Norman Schwartz**                         125,664(3)                     *
192 Technology, Suite Q
Irvine, CA 92618

Adam Krupp**                               50,000(3)                     *
535 Eighth Avenue, 14th Floor
New York, NY 10018

All directors and executive
 officers as a group (5 persons)        1,354,499(3)                 4.60%

--------------------------------------------------------------------------------
* Denotes less than one percent.
** Denotes member of the Board of Directors.

(1) Except as set forth, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Applicable percentage of ownership is based on 28,677,520 shares outstanding as of November 30, 2004, together with applicable warrants and options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares subject to options or warrants currently exercisable or exercisable within 60 days after November 30, 2004 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

(3) Includes shares issuable upon exercise of currently exercisable options or warrants.

(4) Controlled by Norton Cooper

(5) Controlled by David E. Eisenberg

(6) Controlled by Carlos Fernandez

(7) Controlled by Peter C. Lewis

REASONS FOR THE PROPOSED INCREASE IN CAPITAL; INTEREST OF PRINCIPAL SHAREHOLDERS AND DIRECTORS IN THE PROPOSED INCREASE

         The Board of Directors approved the increase in the authorized shares because of a series of transactions which may, in the aggregate, require the issuance of shares of Common Stock in excess of the amount currently available to be issued. In connection with certain of the transactions, the Company agreed to increase the authorized number of shares of Common Stock. In addition to authorizing sufficient shares to satisfy existing obligations, the Board of Directors believes that it is in the best interests of the Company to have a sufficient number of shares of Common Stock available for future acquisition or financing transactions.

         The following is a description of transactions completed during 2004 which could entail the issuance of additional shares of Common Stock.

         In financing transactions in early 2004, the Company issued warrants to purchase 585,000 shares of Common Stock.

         In February 2004, the Company issued $500,000 in debentures and, in connection with these debentures, issued warrants to purchase 375,000 shares of the Company's common stock to the debenture holders.

         In May 2004, the Company issued $750,000 in debentures and, in connection with these debentures, issued warrants to purchase 500,000 shares of the Company's common stock to the debenture holders.

         Also in May 2004, the Company issued $800,000 in convertible debentures, convertible into Common Stock of the Company. In addition, the debenture holders received warrants to purchase an aggregate of 1,066,666 shares of the Company's common stock.

         In June 2004, the Company issued $1,000,000 in convertible debentures In addition, the debenture holders received warrants to purchase shares 1,000,000 of the Company's common stock.

         In July 2004, the Company entered into convertible note agreements with an aggregate principal balance of $1,000,000. In addition, the debenture holders received warrants to purchase 1,000,000 shares of the Company's common stock.

         In October 2004 VisiJet entered into convertible note agreements with an aggregate principal balance of $850,000. In addition, the debenture holders received warrants to purchase 850,000 shares of the Company's common stock.

         Also in October 2004, the Company consummated the sale of 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") The Series A Shares, which have a "stated value" for purposes of conversion and redemption of $10.00 per share, are convertible at any time for a period of three years from the date of issuance into shares of the Company's common stock ("Common Stock"). The number of shares of Common Stock to be issued upon conversion is determined by dividing the aggregate stated value of the Series A Shares being converted by the conversion price then in effect, which is to be the lesser of $0.609 (the "Fixed Conversion Price"), or eighty percent (80%) of the lowest closing bid price of the Common Stock in the ten (10) trading days preceding the date of conversion, but in no event less than 30 percent (30%) of the Fixed Conversion Price.

         The following is a description of transactions currently pending which, if completed, could entail the issuance of additional shares of Common Stock.

         In October 2004 VisiJet entered into a stock purchase agreement with a private equity investment fund pursuant to which the fund agreed to purchase an aggregate of 4,750,000 shares of the Company's common stock, based on a minimum price of $1.00 per share. In addition, under the agreement the investor would receive five-year warrants to purchase up to 1,900,000 shares of our common stock, at an exercise price of $1.00 per share. Completion of this financing and related funding is contingent on the effectiveness of a Registration Statement covering the shares of common stock and the shares of common stock underlying the warrants, which the Company anticipates filing with the Securities and Exchange Commission.

         The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by the Company's shareholders (unless required by law or regulation), to have sufficient authorized shares to satisfy the obligations described above, and for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies, and other bona fide purposes. Other than as described above, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. However, the Company is currently seeking equity financing to provide additional funding for operations and regularly explores potential acquisitions and business combinations that might involve the issuance of additional equity.

         The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. Current shareholders do not have preemptive rights under the Company's Certificate of Incorporation, and will not have such rights with respect to these additional authorized shares of Common Stock. If the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders.

         The proposed amendment to increase the number of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to hinder the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential costs to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a higher price than may otherwise be available. The proposed amendment could have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. This proposal to increase the authorized Common Stock has been prompted by business and financial considerations, and the Board of Directors is not aware of any attempt to take control of the Company. The Board of Directors has not approved this amendment with the intent that it be utilized as a type of anti-takeover device.

        The Board of Directors believes that the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders.

THE STOCK OPTION PLAN

         DESCRIPTION OF THE PLAN. The purpose of the VisiJet 2003 Stock Option Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in our future performance through awards of options. The Plan is administered by the Compensation Committee of the Board of Directors, and covers a total of 3,000,000 shares. The following is a brief description of the Plan.

         OPTIONS. The Plan allows the grant of both Incentive Stock Options ("ISO") and Nonqualified Stock Options ("NQSOS"). The Compensation Committee selects the persons to whom options will be granted, the number of shares subject to the option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, subject to certain specified conditions. Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of VisiJet or any parent or subsidiary of VisiJet. Each option granted under the Plan is evidenced by a Stock Option Agreement that will expressly identify the option as an ISO or an NQSO (the "OPTION AGREEMENT"), and will be in such form and contain such provisions (which need not be the same for each participant) as the Compensation Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of the Stock Plan. The date of grant of an option is the date on which the committee makes the determination to grant such option, unless otherwise specified by the committee. The Option Agreement and a copy of the Plan are to be delivered to the participant within a reasonable time after the granting of the option.

         EXERCISE PERIOD. Options may be exercisable within the times or upon the events determined by the committee as set forth in the Stock Option Agreement governing such option; provided, however, that no option will be exercisable after the expiration of 10 years from the date the option is granted. The Option Agreements may provide for vesting of options based on continued employment.

         EXERCISE PRICE. The exercise price of an option is determined by the committee when the option is granted and may be not less than 85 percent of the fair market value of the shares of our common stock on the date of exercise; provided that the exercise price of any ISO granted to a person who beneficially owns more than ten percent of our outstanding Common Stock must be at least 110 percent of the fair market value of our common stock on the date of grant. Payment for the shares may be made in cash or as otherwise provided in the Plan.

         METHOD OF EXERCISE. Options may be exercised only by delivery of a written stock option exercise agreement in a form approved by the Compensation Committee, together with payment of the exercise price for the number of shares being purchased.

         TERMINATION. Upon an employee's termination of employment due to disability (as defined in the Plan) or death, (a) all options to the extent then presently exercisable remain in full force and effect and may be exercised for a period of 180 days thereafter (in the case of disability) or twelve months thereafter (in the case of death) , and (b) all Stock Options to the extent not then presently exercisable terminate as of the date of such termination of employment. Upon termination of employment for reasons other than death or disability, the options remain exercisable for 30 days after termination.

         LIMITATIONS ON ISOS. The aggregate fair market value (determined as of the date of grant) of shares of our common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000.

         OPTION TRANSFERABILITY. Options granted under the Plan are not transferable or assignable by the participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution.

          ADOPTION AND STOCKHOLDER APPROVAL. The Plan became effective on the date it was adopted by the Board of Directors. The Plan provides for approval by the stockholders thereafter. The committee may grant options pursuant to the Plan upon approval by the Board of Directors.

         TERM OF PLAN. Unless earlier terminated as provided, the Plan will terminate 10 years from the date of adoption,

         AMENDMENT OR TERMINATION OF THE STOCK PLANS. Our board of directors may at any time terminate or amend the Plan, provided that, to the extent required under Delaware law or to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Stock Plan is effective without further approval of our stockholders.

REASONS FOR SHAREHOLDER APPROVAL OF THE STOCK OPTION PLAN; INTEREST OF PRINCIPAL SHAREHOLDERS AND DIRECTORS IN THE STOCK OPTION PLAN.

         The Board of Directors believes that it is in the best interests of the Company to approve the Plan so that the Company can grant options to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company.

         Certain officers and directors of VisiJet have received options under the Plan, as follows:

       Name                         Position                No. of Shares    Exercise Price       Termination
       ----                         --------                -------------    --------------       -----------
Randal A. Bailey           President and a director            200,000           $1.10          November 10, 2013
                                                               200,000           $0.40          October 20, 2014

Laurence M. Schreiber      Chief Operating Officer and         200,000           $1.10          November 10, 2013
                           a director                          200,000           $0.40          October 20, 2014

Richard H. Keates, M.D.    Chairman and a director             200,000           $1.10          November 10, 2013
                                                               200,000           $0.40          October 20, 2014

Norman Schwartz            Director and Contracts               75,000           $1.10          November 10, 2013
                           Administrator                       100,000           $0.40          October 20, 2014

Adam Krupp                 Director                             25,000           $1.10          November 10, 2013
                                                                25,000           $0.40          October 20, 2014

ADDITIONAL INFORMATION

         Additional information concerning VisiJet, including its annual and quarterly reports filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.

Dated: December , 2004

                                            By Order of the Board of Directors

                                            By: Laurence M. Schreiber, Secretary

                                                                        APPENDIX

                                  VISIJET, INC.

                             2003 STOCK OPTION PLAN

I.       PURPOSE

         The VisiJet, Inc. 2003 Stock Option Plan (the "PLAN") is intended to promote the interests of VisiJet, Inc., a Delaware corporation (the "COMPANY"), by providing a method for the Company to offer eligible individuals who provide valuable services to the Company, or its parent or subsidiary corporations, incentives and rewards that will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

         The following shall apply to determine the parent and subsidiary corporations of the Company:

         (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company (a "PARENT"), provided each such corporation (other than the Company) owns, at the time of the determination, stock with fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company (a "SUBSIDIARY"), provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.      ADMINISTRATION

         A. PRIMARY COMMITTEE. With respect to executive officers, a committee comprised of non-employee members of the Board of Directors who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 ACT") to exempt stock awards made hereunder from the short-swing profit recovery rules of Section 16(b) of the 1934 Act (the "PRIMARY COMMITTEE") and who satisfy the requirements of Section 162(m) of the Internal Revenue Code shall have sole and exclusive authority to administer the Plan

          B. SECONDARY COMMITTEE. With respect to all other persons eligible to participate in the Plan, administration of the Plan may, at the discretion of the Board of Directors (the "BOARD"), be vested in the Primary Committee or a second committee comprised of one or more Board members (the "SECONDARY COMMITTEE" and, with the Primary Committee, the "COMMITTEE"), or the Board may retain the power to administer the Plan with respect to all such persons. The members of the Secondary Committee may be individuals who are employees eligible to receive option grants under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Company (or any Parent or Subsidiary) or who have any other business relationship with the Company outside their roles as members of the Board. The Board, any Primary Committee or any Secondary Committee charged with the administration of the Plan are referred to hereinafter as the "PLAN ADMINISTRATOR."

         C. MEMBERS. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         D. PLAN ADMINISTRATOR. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

         E. COMMITTEE MEMBERS. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any grants under the Plan.

III.     ELIGIBILITY FOR OPTION GRANTS

         The persons eligible to receive option grants under the Plan are as follows:

         (i) regular employees who are on the payroll of the Company, including officers and directors who are employed by the Company, its Parent or its Subsidiary ("EMPLOYEES");

         (ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary; and

         (iii) consultants, who are natural persons, who provide services to the Company (or its Parent or Subsidiary).

         The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("INCENTIVE OPTION") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.      STOCK SUBJECT TO THE PLAN

         A. STOCK; NUMBER OF SHARES. The stock issuable under the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 3,000,000 shares. Of the 3,000,000 shares, 1,000,000 shares shall be set aside as Incentive Stock Options. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

         B. OPTIONS RESTORED TO PLAN. Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent options expire or terminate for any reason prior to exercise in full.

         C. RECAPITALIZATIONS, REORGANIZATIONS. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, proportionate adjustments shall be made to (a) the aggregate number and/or class of shares issuable under the Plan and (b) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

V.       TERMS AND CONDITIONS OF OPTIONS

         A. OPTION GRANTS Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may not be granted Incentive Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

         B. OPTION PRICE; PAYMENT

           (1) The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of the option grant.

           (2) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section IX and the instrument evidencing the grant, be payable in one or more of the forms specified below:

                  (i)    cash or check drawn to the Company's order;

                  (ii) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                  (iii) to the extent not prohibited by applicable law and to the extent the option is exercised for vested shares, through a sale and remittance procedure pursuant to which the optionee is to provide irrevocable written instructions (I) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

         For purposes of this subparagraph B, the "EXERCISE DATE" shall be the first date on which there shall have been delivered to the Company both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

           (3) The "FAIR MARKET VALUE" of a share of Common Stock on any relevant date under subparagraph 1 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

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

                  (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the Nasdaq SmallCap Market, OTC Bulletin Board, or the "pink sheets," the Fair Market Value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system, by the OTC Bulletin Board, or by any generally recognized securities transaction reporting service. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in any over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the Fair Market Value of the Common Stock, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

         C. EXERCISABILITY. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No such option, however, shall have a maximum term in excess of ten years from the grant date and no Incentive Option granted to any 10% Stockholder shall have a maximum term in excess of five years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

         D.  SERVICE

         (1) Except to the extent otherwise provided pursuant to subparagraph 3 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of death or cessation of Service. For the purposes of this Plan, the term "SERVICE" shall mean service to the Company, or a Parent or Subsidiary, by an individual as an Employee, a non-employee member of the Board of Directors or a consultant. The determination of Service, including the termination of Service, shall be made by the Plan Administrator, whose decision shall be conclusive.

                  (i) Should the optionee cease to remain in Service for any reason other than death or Disability (as hereinafter defined), then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the 30 day period following the date of such cessation of Service.

                  (ii) In the event such Service terminates by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the 180 day period following the date of such cessation of Service. "DISABILITY" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

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

                  (iii) Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                  (iv) Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

         (2) Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

         (3) The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its Parent or Subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         (4) The Board shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of Service from the three-month (six months in the case of Disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; PROVIDED, that in no event shall such option be exercisable after the specified expiration date of the option term.

         E. An optionee shall have none of the rights of a stockholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

VI.      INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are not designated as Incentive Options when issued under the Plan shall not be subject to such terms and conditions.

         A. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent of the Fair Market Value of a share of Common Stock on the date of grant. In the case of an option granted to the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any one of its Parent or Subsidiary corporations (such person to be herein referred to as a "10% STOCKHOLDER"), the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

         B. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its Parent or Subsidiary) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar


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

year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

         Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII.     CORPORATE TRANSACTIONS

         A. EFFECT OF CORPORATE TRANSACTIONS. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company,
(ii) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the State of Company's incorporation) or (iii) a reverse merger in which the Company is the surviving entity but in which all of the Company's outstanding voting stock immediately preceding the merger are converted by virtue of the merger or transferred to the acquiring entity or its wholly-owned Subsidiary (individually, a "CORPORATE TRANSACTION"), then any surviving entity or acquiring entity shall assume any outstanding options under the Plan or shall substitute similar options. Notwithstanding the assumption or substitution of any portion of any outstanding option under the Plan by the surviving entity or acquiring entity, in the event of a Corporate Transaction the vesting and exercisability of each outstanding option under the Plan shall accelerate so that each option shall become immediately vested and exercisable immediately prior to the Corporate Transaction. In the event the surviving entity or acquiring entity refuses to assume such options or to substitute similar options for those outstanding under the Plan, then the vesting and exercisability of each option outstanding under the Plan shall automatically accelerate in full so that each option shall, immediately prior to the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares or fully vested shares of Common Stock.

         B. TERMINATION OF OPTIONS. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the surviving entity or acquiring entity (or Parent thereof).

         C. ADJUSTMENTS. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

         D. INCENTIVE OPTIONS. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

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

         E. NO LIMITATIONS. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII.    TAX WITHHOLDING

         A. COMPLIANCE WITH LAW. The Company's obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. USE OF SHARES FOR WITHHOLDING. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

                  (i) STOCK WITHHOLDING . The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent ) designated by the holder.

                  (ii) STOCK DELIVERY. The election to deliver to the Company, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the taxes) with an aggregate Fair Market Value equal to the percentage of the taxes (not to exceed one hundred percent (100%)) designated by the holder.

IX.      NO EMPLOYMENT OR SERVICE RIGHTS

         Nothing in the Plan shall confer upon the optionee any right to continue in the service or employ of the Company (or any Parent or Subsidiary of the Company employing or retaining such optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary of the Company employing or retaining such optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate the Service of the optionee at any time for any reason, with or without cause.

X.       AMENDMENT OF THE PLAN

         A. AMENDMENT BY BOARD. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; PROVIDED , however, that no such amendment or modification shall, without the consent of the Company's stockholders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and PROVIDED , further that any amendment or modification by the Board to (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any person may be granted options per calendar year, except for permissible adjustments under Section IV or (ii) materially modify the eligibility requirements for the grant of options under the Plan, shall not be effective without the approval of the Company's stockholders within one year of such amendment or modification to the Plan.

         B. INCREASE IN AVAILABLE SHARES. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Company's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

XI.      EFFECTIVE DATE AND TERM OF PLAN

         A. APPROVAL BY BOARD OF DIRECTORS. The Plan became effective when adopted by the Board on November 10, 2003, subject to approval by the Company's stockholders.

         B. TERMINATION. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the EARLIER of (i) November 9, 2013 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.


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